UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2006


                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                     1-5555             56-0769274
(State or other jurisdiction        (Commission         (IRS Employer
       of Incorporation)            File Number)     Identification No.)

150 Westwood Circle, P.O. Box 1888, Waynesville, NC              28786
   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:  (828) 456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Paragraph (a) and (b) of Item 1.01.

No longer acting as President.

On February 15, 2006, David S. Lutz resigned as a Director, Chairman, Chief Executive Officer, President and Chief Operating Officer of the Company. This resignation was reported in a Form 8 - K, Current Report, for the Company filed on February 21, 2006. The Company and Mr. Lutz have entered into a RESIGNATION AGREEMENT & RELEASE OF CLAIMS effective as of February 15, 2006 (the "Agreement"), setting forth the terms and conditions of Mr. Lutz's continued employment with the Company.

A brief description of the terms and conditions of the Agreement are as follows:

Mr. Lutz shall remain an employee of the Company in accordance with the terms and conditions of the Agreement.

The term of the continued employment of Mr. Lutz is for a period of twelve (12) months, unless sooner terminated as provided in the Agreement.

Mr. Lutz's duties and responsibilities are to be available by telephone or at the Company's place of business during stated hours to provide advice, instruction, explanation, counsel, knowledge, and experience and engage in such other reasonable activities to assist in the transfer of his former duties and his current knowledge of Wellco's business to other Company personnel.

Both the Company and Mr. Lutz have the right to terminate the Agreement based on specified terms and conditions.

Mr. Lutz covenants not to sue and releases the Company and all subsidiaries of the Company, and all of their directors, officers, shareholders, agents, servants, employees, and successors, from any past, present, or future claims, demands, actions, charges, suits, administrative enforcement proceedings, obligations, damages, or liabilities whether known or unknown, arising from Employee's employment, affiliation, or relationship with the Company on or before February 15, 2006 or any of the circumstances surrounding Employee's resignation, including, without limitation, the Age Discrimination in Employment Act of 1967 ("ADEA"). Mr. Lutz has seven (7) days from April 25, 2006 in which he may revoke the Agreement.

With limited exceptions as set forth in the Agreement, Lutz releases the Company and all subsidiaries of the Company, and all of their directors, officers, shareholders, agents, servants, employees, and successors, from any past, present, or future claims, demands, actions, charges, suits, administrative enforcement proceedings, obligations, damages, or liabilities whether known or unknown, arising from Mr. Lutz's employment, affiliation, or relationship with the Company, existing on or before February 15, 2006, or any of the circumstances surrounding Employee's resignation.

The Company, all of the Company's subsidiaries, and all of their directors, officers, shareholders, agents, servants, employees, representatives, assigns, and successors, covenant not to sue and releases Mr. Lutz from any past, present, or future claims, demands, actions, charges, suits, administrative enforcement proceedings, obligations, damages, or liabilities whether known or unknown, arising from Employee's employment, affiliation, or relationship with Wellco existing on or before February 15, 2006 or any of the circumstances surrounding Employee's resignation; provided, however, the Company does not release Mr. Lutz from any such claims arising from activities of Mr. Lutz which were at the time taken by him known or believed by him to be clearly in conflict with the best interests of the Company.

Mr. Lutz agrees not to disclose confidential information of the Company (as defined in the Agreement).

Until February 17, 2007 Mr. Lutz, directly or indirectly, will not engage in the footwear industry in the United States or any foreign country, either as an employee, agent, consultant, officer, independent contractor, sole proprietor, partner, stockholder, contractor or otherwise, with any firm, partnership or corporation other than the Company and/or any of its subsidiaries, without prior written approval of the Company.

During Mr. Lutz's continued employment he will be paid his salary of $131,664.00 as in effect prior to February 15, 2006 plus his normal bonus for the Company's fiscal year 2005-2006 performance as determined in prior years by the Company for the portion of said fiscal year prior to February 15, 2006 as determined by the Company. Mr. Lutz is entitled to other benefits as provided in the Agreement.

The Agreement is filed herewith as Exhibit 10.1.

Item 8 - Other Events

Item 8.01  Other Events

         On April 18, 2006, the Board of Directors elected Neil Streeter to the office of Vice President of Sales of the Corporation. Mr. Streeter has been employed by the Company since August, 2003 His present responsibilities include management of the Company's commercial footwear business and technical footwear mold and press operations. Mr. Streeter has served as President of the Company's Ro-search, Inc. subsidiary since March 30, 2006, and Vice
         President of the Company's Ro-Search, Inc. subsidiary since January 24, 2004. Prior to joining the company Mr. Streeter served as North American Sales Manager for DESMA - KDE Sales & Service, Inc., Hebron, KY, a subsidiary of Klockner Desma Elastomertechnik An der Bara, Germany.


Item 8 - Other Events

Item 8.01  Other Events

         On April 18, 2006, the Board of Directors adopted a resolution establishing, effective January 1, 2006, the directors' fees to be paid to the Chairman of the Board of Directors of the Company who is not an employee of the Company as follows: (i) $3,750 per quarter for serving as Chairman of the Board of Directors, (ii) $4,000 per meeting for each Board of Directors meeting attended in person or by phone; (iii) $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board of Directors meeting; and (iv) $500 for each committee phone meeting that is held apart from the day of a Board meeting. The directors' fees paid to a Director who is neither an employee of the Company nor the Chairman of the Board of Directors were not changed and are as follows: (i) $4,250 per year; (ii) $1,000 per meeting for each Board meeting attended in person; (iii) $1,000 per meeting for each committee meeting attended in person that is held apart from the day of a Board meeting; and (iv) $500 for each committee and Board phone meeting.

         In addition, the Chairman of the Audit Committee receives $1,000 quarterly in addition to other director fees. Directors who are employees of the Company do not receive any directors' fees. The Company reimburses travel expenses of directors who incurred traveling to and from meetings.

Section 9 -Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Paragraph (d) of Item 9.01.

The following exhibits are filed herewith:

         Exhibit No.       Description

         10.1 RESIGNATION AGREEMENT & RELEASE OF CLAIMS effective as of February 15, 2006 between David S. Lutz and the Company.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WELLCO ENTERPRISES, INC., Registrant

                                            /s/ Lee Ferguson
                                            -----------------------------
April 25, 2006                              Lee Ferguson, President

                                                                   Exhibit 10.1

                    RESIGNATION AGREEMENT & RELEASE OF CLAIMS

         THIS RESIGNATION AGREEMENT & RELEASE OF CLAIMS (this "Agreement") is entered into by and between DAVID S. LUTZ ("Employee") and WELLCO ENTERPRISES, INC., a North Carolina corporation ("Wellco" and sometimes "Company") (Employee and Wellco being herein referred to collectively as the "Parties"). The effective date of this Agreement shall be February 15, 2006.

                                   WITNESSETH:

          NOW THEREFORE, in consideration of the mutual promises and releases contained herein, and for the payment by Wellco to Employee as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          Section 1. Recitals. The parties recite the following facts:

          (a) Employee presently holds the offices of Chief Executive Officer, President and Chief Operating Officer at Wellco. In addition, Employee presently serves as a Director of Wellco and holds the position as the Chairman of the Board of Directors. Employee has been asked by the Board of Directors of Wellco to resign from the offices of Chief Executive Officer, President and Chief Operating Officer and as a Director and Chairman of the Board of Directors effective February 15, 2006 (the "Resignation" and the "Resignation Date") and continue his employment with Wellco following the Resignation, with Wellco providing certain benefits to Employee to assist him in his transition, resulting from the Resignation and this Agreement. Employee is willing to proceed with the Resignation, provided Wellco agrees to continue his employment with Wellco following the Resignation and provide certain other benefits to Employee to assist him in his transition, resulting from the Resignation and this Agreement.

          (b) As no other written employment agreement presently is in effect between the parties, the parties wish to hereafter set forth the terms and conditions for the continuation of the employment relationship between Employee and Wellco from and after the Resignation Date.

          Section 2. Resignation and Post-Resignation Date Employment.

          (a) Employee hereby agrees to resign, effective as of the Resignation Date, the offices of Chief Executive Officer, President and Chief Operating Officer and his positions as a Director and Chairman of the Board of Directors of Wellco, and any offices and positions as a director of any subsidiary of Wellco, with such resignations being evidenced by the execution by Employee, simultaneous with the execution of this Agreement, the resignation letter attached hereto as Exhibit A, which exhibit is incorporated herein by reference. As a result of such resignation, the parties agree that from and after the Resignation Date Employee shall have no further duties, obligations, responsibilities or authority arising from or associated with the offices and positions from which he has resigned. Employee agrees to execute any other documents reasonably requested by Wellco in order to effectuate and acknowledge Employee's resignation from any and all offices held with Wellco, including, but not limited to, any disclosure documents required by federal or state securities laws, rules and regulations.

          Employee acknowledges having received a copy of the SEC Form 8-K, Current Report, related to his resignation as a Director of Wellco prior to it being filed with the Securities and Exchange Commission and having been given the opportunity to furnish Wellco with a letter addressed to Wellco stating whether Employee agrees with the statements made by the Company in this Form 8-K, and if not, stating the respects in which he does not agree. Employee further acknowledges having received a copy of the SEC Form 8-K, Current Report, related to the execution and delivery of this Agreement by the parties and has been given the opportunity to furnish Wellco with a letter addressed to Wellco stating whether Employee agrees with the statements made by the Company in this Form 8-K, and if not, stating the respects in which he does not agree.

          (b) Wellco hereby agrees to pay Employee the compensation earned by Employee prior to and including the Resignation Date as described on Exhibit B attached hereto and incorporated herein.

          (c) Employee shall continue to remain employed as an employee of Wellco for a term of twelve months after the Resignation Date, so that his employment will terminate on February 16, 2007, unless his employment is sooner terminated as set forth herein (the "Continued Employment"). During the period of Continued Employment, the Employee agrees as follows:

                  (i) Employee, upon the reasonable requests of the Chairman of the Board of Directors, the President or the designee of the Chairman of the Board of Directors or President, shall make himself available by telephone or at Wellco's place of business to assist with those matters as set forth in Section 2(c)(ii) below. In no event, however, shall Employee be obligated to provide services to Wellco outside of the hours of 8:00 a.m. to 12:00 noon and 2:00 p.m. to 4:00 p.m. local time during the regular workdays of Monday through Friday, but excluding any days that are a holiday observed by Wellco. Moreover, Employee shall be entitled to three weeks of paid vacation during the period of Continued Employment which shall not result in any additional compensation being payable to Employee during the Continued Employment or after the termination of Employee's employment. Employee shall have no right to accrue vacation benefits and shall not be entitled to any vacation after giving Wellco the Termination Notice as provided in Section 2(g).

                  (ii) Employee shall assist Wellco upon request, as stated above, by providing advice, instruction, explanation, counsel, knowledge, and experience and engaging in such other reasonable activities to assist in the transfer of his former duties and his current knowledge of Wellco's business to other Company personnel. Employee shall not be responsible for making, and shall not have authority to make, any ultimate decisions on behalf of the Company as to the Company's business affairs. Employee shall not be required to travel on behalf of the Company without Employee's consent. The Company shall reimburse Employee for reasonable expenses incurred by him in connection with such travel to which he consents. The Employee, with the advance consent of Wellco, which consent may not be unreasonably withheld, may be absent from Waynesville, North Carolina from time to time during the period of his Continued Employment to pursue consultant and employment offers not inconsistent with Section 8 of this Agreement and that during such occasions Employee will use reasonable efforts to communicate with the Company and its appropriate representatives by telephone in response to requests for assistance by the Company and its appropriate representatives.

                  (iii) Employee shall not enter any facility of Wellco other than as may be specifically requested or authorized by the Chairman of the Board of Directors, the President, or the designee of the Chairman of the Board of Directors or the President.

          (d) Wellco, at its expense, shall provide Employee with such office space, equipment and assistance as reasonably necessary or required for Employee to perform his job responsibilities and Employee shall use the same only for Wellco business and not for any other purpose, although Employee shall be entitled to make and receive personal telephone calls and send and receive e-mail messages as long as such actions do not materially interfere with Employee's job responsibilities and Employee shall be responsible for all toll charges related thereto.

         (e) During the period of the Continued Employment, Wellco shall provide Employee the compensation and benefits described on Exhibit C attached hereto and incorporated herein.

          (f) If Employee fails to satisfy the employment terms as specifically stated in Section 2(c), Wellco shall give the Employee written notice of such conduct by Employee that Wellco deems to be a breach of the requirements of
Section 2(c). Employee shall have two (2) business days after receipt of such written notice from Wellco within which to (i) correct or alter such conduct so as to comply with Section 2(c), or (ii) present a plan satisfactory to Wellco, whose consent shall not be unreasonably withheld, for correcting or altering such conduct so as to comply with Section 2(c), or (iii) if a cure of the breach is not possible, to take such action as may be reasonably necessary to prevent any further breach satisfactory to Wellco, whose consent shall not be unreasonably withheld (each of the foregoing a "Curative Measure"). Wellco may immediately terminate the Employee's employment with Wellco for cause if Employee breaches the employment terms as specifically stated in Section 2(c) after Wellco has previously issued a written notice to Employee regarding a breach of the employment terms in Section 2(c), and such earlier breach has not been addressed with a Curative Measure, and the time period allotted to Employee for undertaking a Curative Measure to resolve the earlier breach has expired.

         (g) Employee has the right at any time during the period of Continued Employment to terminate his employment with Wellco by giving Wellco written notice to this effect that specifies the termination date, which notice must be delivered to Wellco not more than 21 days and not less than 14 days in advance of the termination date (the "Termination Notice"). Should Employee breach his obligations to the Company under Section 2(c) after giving the Termination Notice but before the effective date for the termination of his employment, Wellco shall have the right in its sole discretion to immediately terminate Employee's employment for cause, notwithstanding the cure provisions as set forth in Section 2(f).

         (h) Employee's employment with Wellco shall immediately terminate upon the death of Employee. Moreover, in the event the Employee becomes disabled as such term is defined in any group disability plan maintained by Wellco, and if none, as such term is defined by the last existing disability benefit plan maintained by Wellco Employee shall be excused from the performance of his duties hereunder and the Employee's employment with Wellco shall terminate as of the date of such disability.

         (i) Upon the termination of Employee's employment with Wellco, all compensation and benefits described on Exhibit C attached hereto shall cease except as follows:

                  (i) Employee shall continue to receive benefits from any benefit plans to which he is entitled to participate following the termination of his employment based on the terms and provisions of such benefit plans as then in effect or as required by law.

                  (ii) In the event the Employee dies prior to the termination of his employment under this Agreement, Wellco shall, in addition to any other required payment, pay the remaining compensation the Employee would have otherwise received during the balance of the Continued Employment term, but not more than a total of $50,640.00, to the Employee's surviving spouse, or if the Employee has no surviving spouse then to the Employee's estate. Wellco shall make such payments in weekly installments, without interest, during the remaining portion of the Continued Employment term as if the Employee had not died.

                  (iii) In the event the Employee's employment terminates due to Employee's disability, Wellco shall, in addition to any other required payment, pay the remaining compensation the Employee would have otherwise received during the balance of the Continued Employment term, but not more than a total of $32,916.00 less the full value of any benefits the Employee receives, or is expected to receive, from any then existing benefit plan maintained by Wellco on account of his disability within the thirteen week period commencing upon the termination of Employee's employment as a result of being disabled. Wellco shall make such payments in weekly installments, without interest, during the remaining portion of the Continued Employment term as if the Employee had not become disabled.

                  (iv) Employee, or his estate in the event of Employee's death, shall continue to have (i) the option to purchase 2003 Buick Park Avenue and
(ii) retain for use and ownership the Palm Tungsten and charging cradle as set forth in Exhibit C.

         (j) The terms of this Agreement are not intended to, and do not, terminate, set aside or amend in any manner the existing Employee Stock Option Agreements and Non-ISO Stock Option Agreement between the Parties dated as of the dates and for the plans listed below:

         Date                               Plan
         November 19, 1996              1996 Stock Option Plan for Key Employees
         November 18, 1997              1997 Stock Option Plan for Key Employees
         November 14, 2000              1999 Stock Option Plan for Key Employees

          Section 3. Release of Wellco.

          (a) For the purpose of this Section, "Employee" shall include Employee and Employee's descendants, dependents, heirs, executors, administrators, assigns, and successors. For the purpose of this Section, "Releasees" shall include Wellco and all subsidiaries of Wellco, and all of their directors, officers, shareholders, agents, servants, employees, representatives, assigns, and successors.

          (b) Employee hereby covenants not to sue and fully releases, acquits, and discharges Releasees from any past, present, or future claims, demands, actions, charges, suits, administrative enforcement proceedings, obligations, damages, or liabilities whether known or unknown, arising from Employee's employment, affiliation, or relationship with any of the Releasees on or before the Resignation Date or any of the circumstances surrounding Employee's resignation ("Claims"). In addition to the foregoing and in no way as a limitation thereof, Employee acknowledges and agrees that the consideration set forth herein shall be in lieu of any incentive compensation or bonuses that might otherwise be due Employee but for this Agreement, and Employee agrees that he will not make any claim for such compensation. This release includes, but is not limited to, a release of all Claims for breach of contract, libel, slander, wrongful discharge, intentional infliction of emotional harm, or any other tort. Employee further covenants not to sue the Releasees and fully releases, acquits and discharges the Releasees from all Claims of discrimination, harassment, or any other claim which may arise under or pursuant to any federal or state law, rule or regulation, and which arises from any action taken by the Releasees on or before the Resignation Date. In consideration of the terms and conditions set forth in this Agreement, Employee also releases the Releasees from any and all claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), which Employee may otherwise be entitled to assert. Wellco has expressly denied that discrimination of any kind has occurred. Employee and Wellco acknowledge that this Agreement fully complies with the ADEA and that Employee has had the opportunity to review this Agreement in accordance with all requirements of the ADEA. Employee has had the opportunity to consult with counsel to the extent that Employee deems necessary, in his sole discretion, and Employee is executing this Agreement voluntarily. By executing this Agreement, Wellco and Employee affirmatively declare that nothing in this Agreement constitutes the Employee's, or the Employee's spouse or dependents, release of rights to continuation of group health insurance coverage under COBRA.

          (c) Employee represents and warrants that Employee has not assigned or transferred or purported to assign or transfer to any person, entity, or individual whatsoever, any of the claims released and set forth in this Section. Employee agrees to indemnify and hold harmless the Releasees against any claim, demand, debt, obligation, liability, cost, expense, right of action, or cause of action based on or arising out of any such assignment.

          (d) Notwithstanding any other provisions of this Section, if Employee is covered under any directors and officers insurance or other liability policy maintained by Wellco for any actions taken by Employee as an officer, director or employee of Wellco, this Agreement shall not be deemed to waive any rights which Employee may have to require the insurer to provide to him a defense in the event of a covered claim and other benefits available to Employee under any such policy with respect to a covered claim. Further, Employee does not release any of the Releasees from or with regard to (i) rights or benefits under any employee benefit plans in which Employee is a participant or is entitled to participate, including, without limitation, health insurance plans, disability plans, pension plans, and retirement plans, (ii) any stock option agreements to which Employee is a party or a beneficiary. (iii) the rights or benefits under
Article 40 of Wellco's Bylaws as in existence on the Resignation Date, except to the extent limited or modified by law without action by Wellco or its shareholders, and in such event, such rights or benefits shall be limited or modified to the least extent required by law without action by Wellco or its shareholders.

         (e) Employee acknowledges that, as of the Resignation Date, he shall be entitled to receive the compensation and benefits set forth herein.

          (f) This Agreement is not intended to result in the waiver of any rights or claims that may arise after the Resignation Date. The Employee, moreover, is advised in writing to consult with an attorney prior to executing this Agreement.

          Section 4. Review Period. Employee acknowledges that Employee received a copy of this Agreement on April 21, 2006 (the "Document Date"), for his review. Employee acknowledges that Employee was given twenty-one (21) days after his receipt of a copy of this Agreement to review this Agreement and consult with an attorney, if Employee deems it appropriate, prior to his execution of this Agreement. Employee acknowledges and agrees that in the event Employee executes and returns this Agreement prior to the expiration of the twenty-one
(21) day review period, such action shall not entitle Employee to any greater benefit than if he had used the entire twenty-one (21) day period to review this Agreement; nor will the benefits to Employee under this Agreement be reduced, limited, or retracted if Employee uses the entire twenty-one (21) day review period. Employee understands that Wellco automatically withdraws its offer and willingness to execute this Agreement if Employee does not execute and deliver two (2) originals of this Agreement to Wellco in person, within twenty-five (25) days after the Document Date. This Agreement shall be deemed delivered by Employee to Wellco only when two (2) originals of this Agreement, fully executed, have in fact been received by the President, Secretary or Chairman of the Board of Directors of Wellco.

          Section 5. Revocation. Employee shall have seven (7) days from the date of his execution and delivery of this Agreement to Wellco in which Employee may revoke this Agreement by providing Wellco written notice of revocation. Any written notice of revocation will be sent to Chairman, Wellco Enterprises, Inc., 150 Westwood Circle, P.O. Box 188, Waynesville, North Carolina 28786. If this Agreement is not revoked by Employee during such seven (7) day period, it shall become final and binding. In the event that Employee revokes this Agreement in accordance with and pursuant to this Section, then in such event Employee shall not be entitled to any of the benefits or rights set forth in this Agreement and this Agreement, as well as Employee's resignation as contemplated by Section 2(a) shall become void and of no further force or effect.

          Section 6. Release of Employee.

          (a) For the purpose of this Section, "Wellco" shall include Wellco and all subsidiaries of Wellco, and all of their directors, officers, shareholders, agents, servants, employees, representatives, assigns, and successors. For the purpose of this Section, "Releasees" shall include Employee and Employee's descendants, dependents, heirs, executors, administrators, assigns, and successors.

          (b) Wellco hereby covenants not to sue and fully releases, acquits, and discharges Releasees from any past, present, or future claims, demands, actions, charges, suits, administrative enforcement proceedings, obligations, damages, or liabilities whether known or unknown, arising from Employee's employment, affiliation, or relationship with Wellco on or before the Resignation Date or any of the circumstances surrounding Employee's resignation ("Claims"); provided, however, Wellco does not hereby release, acquit and discharge Releasees from any Claims arising from activities of the Employee which were at the time taken by the Employee known or believed by him to be clearly in conflict with the best interests of Wellco (the "Reserved Claims" ), except that Wellco must assert any Reserved Claims" in a legal proceeding commenced within the shorter of the period ending February 16, 2011 or the applicable statue of limitation for such Reserved Claims asserted or alleged by Wellco as determined by a court having jurisdiction over such Reserved Claims asserted or alleged by Wellco.

          Section 7. Confidentiality.

          (a) The parties recognize that the terms of this Agreement are intended to be and shall remain confidential and Employee shall not disclose the contents of this Agreement and/or concerning the circumstances of Employee's resignation to any third person, including any employees of Wellco or any subsidiary of Wellco who are neither an officer or director of Wellco, without the express written consent of the Chairman of the Board of Directors of Wellco or such person's designee, except that Employee or Wellco may disclose this Agreement and its terms (i) to any legal counsel and/or tax advisor of Employee or Wellco, (ii) to the extent disclosure is required by applicable law, or (iii) in connection with any legal or other action concerning or relating to this Agreement or its enforcement.

          (b) Employee further agrees to promptly return to Wellco all of Wellco's property, including but not limited to, any computer equipment, keys, credit cards, records, files, and other documentation of whatever nature relating to Wellco's business upon termination of the Employee's employment with Wellco, except as stated in Exhibit C hereto.

          (c) Employee shall not use, divulge, publish, or disclose to any person and/or entity Confidential Information (as hereafter defined). "Confidential Information" shall mean any corporate records, data, documents, or information of Wellco, or any of its subsidiaries, including, but not limited to, any records pertaining to employees of Wellco or any of its subsidiaries, which may have been obtained by Employee while employed by Wellco or while employed by any subsidiary of Wellco. Notwithstanding the provisions of this subsection, nothing herein shall prevent Employee from using, divulging, publishing or disclosing any information of Wellco or any subsidiary of Wellco or information concerning Wellco or any subsidiary of Wellco that is generally known to the public (including, but not limited to, information contained in documents recorded in a public clerk's/register office).

          (d) Company and Employee agree not to make any derogatory or disparaging statements with regard to the performance, character, or reputation of the other, nor shall Employee assert that Wellco, its employees, agents, directors, officers, or any subsidiaries, subsidiaries employees, agents, directors, or officers have acted improperly or unlawfully with respect to the relationship between Wellco and Employee or with respect to any business dealings of Wellco. The prohibitions of this Section shall not apply (i) to any legal counsel of the Company or Employee, (ii) to the extent disclosure is required by applicable law, or (iii) in connection with any legal or other action concerning or relating to this Agreement or its enforcement.

          Section 8. Restrictive Covenant. Employee will not on or before February 16, 2007 directly or indirectly engage in the footwear industry in the United States or any foreign country, either as an employee, agent, consultant, officer, independent contractor, sole proprietor, partner, stockholder, contractor or otherwise, with any firm, partnership or corporation other than Wellco and/or its subsidiary corporations, without prior written approval of Wellco. Employee further agrees that he will not on or before February 16, 2007, without the prior written approval of Wellco, reveal to or advise any third person, firm or corporation in the United States or any foreign country concerning any of the special methods or processes of manufacturing footwear employed by Wellco and its subsidiary corporations or by its licensees or the licensees of any of its subsidiary corporations. Employee further agrees that if, on or before February 16, 2007 , he shall conceive of or develop any new or improved machine, method, process or invention for the manufacture, distribution or sale of footwear, Employee will disclose to Wellco all pertinent information within his possession concerning such new or improved machine, method, process or invention and shall, upon request by Wellco, transfer and assign to Wellco all rights thereto to the end that Wellco shall thereafter have the sole right to use, make and sell or otherwise develop and exploit in any way which it shall deem best and in any country or territory whatsoever such new or improved machine, method, process or invention. . Notwithstanding the foregoing or any other provision herein to the contrary, the parties to this Agreement acknowledge and agree that this Agreement does not preclude or prohibit Employee from (i) purchasing, owning or disposing of any stocks, bonds or other securities of any publicly-traded company that is engaged in the footwear business, unless precluded or prohibited by applicable law or (ii) purchasing, owning or disposing of any equity interest in any publicly-traded mutual fund or any private hedge fund (such as a limited partnership or limited liability company) that may have a direct or indirect interest in any company engaged in the footwear business, provided that Employee is neither an officer, director, manager, employee nor an agent of any the entity and such activities are not precluded or prohibited by applicable law.

          Section 9. Remedies for Breach of Agreement. In the event of a breach or a threatened breach of the terms of Sections 7 and 8 this Agreement by Employee, Wellco shall be entitled to an injunction without bond, both preliminary and final, enjoining and restraining such breach or threatened breach. Such remedies shall be in addition to all of the remedies available at law or in equity.

          Section 10. Enforcement and No Admission of Liability. The parties understand and agree that neither party hereby waives any rights to enforce the terms and conditions of this Agreement, and all rights to enforce this Agreement are hereby expressly reserved by both Wellco and Employee. Employee and Wellco understand and acknowledge that this Agreement is not to be construed as an admission of liability by any of the parties to this Agreement.

          Section 11. Entire Agreement and Governing Law. This instrument contains the entire agreement and understanding of the parties to this Agreement with respect to this Agreement and the matters described herein. This Agreement shall be governed by the laws of the State of North Carolina. Subject to the provisions of the above Sections, the state courts of Haywood County, North Carolina, shall have exclusive jurisdiction over any dispute which arises under this Agreement, and each of the parties shall submit and hereby consent to such court's exercising jurisdiction. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

          Section 12. Severability. Any provision or provisions of this Agreement which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

          Section 13. Non-waiver. No waiver of any term or condition of this Agreement by any party shall be deemed a continuing or further waiver of the same term or condition or a waiver of any other term or condition of this Agreement.

          Section 14. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          Section 15. Legal Counsel. Employee acknowledges that Employee enters into this Agreement freely and voluntarily and further acknowledges that he has been advised to consult with legal counsel of Employee's own choosing if he has the desire to do so with regard to this Agreement or any waiver of rights contained herein. Employee further acknowledges that Employee has had an opportunity to so consult with legal counsel.

         Section 16. Legal Fees. Wellco shall pay the reasonable legal fees incurred by Employee in connection with the Employee reviewing, negotiating and entering into this Agreement, but not more than $1,200 in the aggregate, to be paid by Wellco directly to said attorney(s) or law firm(s).

         Section 17. Survival. Except as otherwise herein limited, all covenants, representations, and agreements made herein shall survive the termination of the Employee's employment with Wellco in perpetuity, including, without limitation, the covenants and agreements in Section 7.


          The parties acknowledge that they have read the foregoing Agreement, understand its contents, accept and agree to the provisions it contains, and hereby execute it voluntarily and knowingly and with full understanding of its consequences.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.


Dated: April 25, 2006                            /s/David S. Lutz
                                              ----------------------------------
                                              DAVID S. LUTZ


Dated: April 25, 2006                          WELLCO ENTERPRISES, INC., a North
                                               Carolina corporation


                                               By: /s/George Henson
                                               ------------------------------
                                               Chairman

                                    Exhibit A





                                February 15, 2006



Rolf Kaufman                                      Richard A. Wood, Jr.
Vice Chairman                                     Secretary
Board of Directors                                Wellco Enterprises, Inc.
Wellco Enterprises, Inc.                          McGuire, Wood & Bissette, P.A.
150 Westwood Circle                               48 Patton Avenue
Waynesville, NC                                   Asheville, NC

Dear Mr. Kaufman and Mr. Wood:

This letter is intended to serve as written notice of my resignation from the offices of Chief Executive Officer, President and Chief Operating Officer and as a Director and Chairman of the Board of Directors of Wellco Enterprises, Inc., and any office and positions as a Director of any subsidiary of Wellco Enterprises, Inc. effective February 15, 2006. I hereby waive any right to notice of acceptance of my resignation.

                                                     With kindest regards,


                                                     David S. Lutz

                                    Exhibit B

              Compensation Owed Employee Prior to Resignation Date



         1. Accrued and unpaid salary through the Resignation Date, less any applicable tax withholdings, in the same manner as in effect prior to the Resignation Date.

         2. A bonus based on Wellco's 2005-2006 consolidated net income. The bonus shall be calculated using the same methodology or formula Wellco used in calculating the bonus paid to Employee during the preceding fiscal year, except that Employee shall receive 63% of the total fiscal year 2005-2006 amount. The bonus, less any applicable tax withholdings, shall be paid to Employee at the same time like bonuses based on Wellco's 2005-2006 consolidated net income are paid to certain other employees of Wellco receiving a bonus calculated based on Wellco's 2005-2006 consolidated net income.

         3. A sum of $38,359.80 (less any applicable tax withholdings) as compensation for all accrued but unused vacation time through February 15, 2006 shall be paid Employee within thirty (30) days of the execution and delivery of this Agreement by the Employee to the Company.

                                    Exhibit C

                      Benefits During Continued Employment

During the period of his Continued Employment, Employee shall receive the following compensation and benefits:

  1. Employee shall receive his regular compensation (i.e., the same compensation he was being paid immediately prior to the Resignation
         Date), less any applicable tax withholdings, and benefits as in effect prior to the Resignation Date subject to the terms and provisions of any applicable benefit plans and any amendments thereto adopted by Wellco. Such compensation shall be paid in the same manner and at the same time Wellco customarily pays wages or salaries to its non-officer employees.

2. Wellco shall continue to provide Employee with the 2003 Buick Park Avenue (VIN 1G4CU541634170261) currently being provided by the Company, subject to such usage terms in place prior to the Resignation Date. Upon the termination of Employee's employment with Wellco, Employee may purchase this automobile from Wellco, and Wellco agrees to sell the automobile to Employee for a sum equal to one-half of the NADA Guide Wholesale Price at the time of the termination of Employee's employment with Wellco. In the event the Employee declines to purchase this automobile from Wellco, Employee shall be responsible for delivering this automobile in the same condition as when acquired by Wellco less ordinary wear and tear. A current copy of that portion of the NADA Guide showing the present wholesale price of the automobile has been received by Wellco and Employee.

3. Upon the expiration of Employee's employment with Wellco, Employee may retain for his continuing use and ownership the Palm Tungsten and charging cradle currently used by Employee.

4. Except as provided in Exhibit B, no bonus based on Wellco's consolidated net income for a fiscal year shall be payable to Employee with reference to any fiscal year of Wellco covered by this Agreement.